DRYDEN NATIONAL MUNICIPALS FUND, INC.
                      GATEWAY CENTER THREE
                    NEWARK, NEW JERSEY 07102




                                   April 29, 2008


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


     Re:  Dryden National Municipals Fund, Inc. (the "Fund")
          File No. 811-2992

Ladies and Gentlemen:

     Please find enclosed the Semi-Annual Report on Form N-SAR for the Fund for the six-month period ended February 29, 2008.
This Form N-SAR was filed using the EDGAR System.

                                   Very truly yours,


                                   /s/ Jonathan D. Shain
                                   Jonathan D. Shain
                                   Assistant Secretary



     This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 29th day of April
2008.



             DRYDEN NATIONAL MUNICIPALS FUND, INC.



Witness:  /s/ Floyd L. Hoelscher             By:  /s/ Jonathan D.
Shain
       Floyd L. Hoelscher         Jonathan D. Shain
                                   Assistant Secretary





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